UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2010

SHENGKAI INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51972	11-3737500
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area Tianjin, People’s Republic of China 300350
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 22-2858-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2010, the Company entered into a Warrant Amendment agreement with each of Vision Opportunity China, LP and Blue Ridge Investments, LLC to amend their respective warrants.  In particular, the parties have agreed to delete Sections 4(d), (e) and (f) of their Warrants and replace Section 4(d) with a provision to allow the Company to issue additional shares of common stock or common stock equivalents at a price less than the conversion price of the warrants with the consent of the majority holders of the warrants.

A copy each of the Warrant Amendment agreement is attached hereto and marked “Exhibit 10.1” and “Exhibit 10.2”.  The above summary is qualified in its entirety by the attached Warrant Amendment agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Warrant Amendment Agreement between Company and Vision Opportunity China, LP
10.2	Warrant Amendment Agreement between Company and Blue Ridge Investments LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010

SHENGKAI INNOVATIONS, INC.

By:	/s/ Wang Chen
Wang Chen
Chief Executive Officer